As filed with the Securities and Exchange Commission on March 30, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BTRS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	83-3780685
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
(Address of principal executive offices) (Zip Code)

BTRS Holdings Inc. 2020 Equity Incentive Plan
BTRS Holdings Inc. 2020 Employee Stock Purchase Plan
(Full title of the plan)

Flint A. Lane
Chief Executive Officer
BTRS Holdings Inc.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648
Tel: (609) 235-1010
(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Nicole Brookshire
Matthew Browne
Reid Hooper
Cooley LLP
500 Boylston Street, 14th Floor
Boston, Massachusetts 02116
Tel: (617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large Accelerated Filer	☒		Accelerated Filer	☐
Non-Accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller Reporting Company	☐
			Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) or the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

BTRS Holdings Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offering of an additional 3,626,932 shares of Class 1 Common Stock, par value $0.0001 per share (“Common Stock”), of the Registrant. The 3,626,932 shares of Common Stock being registered herein include (i) 2,000,000 shares of Common Stock issuable pursuant to the BTRS Holdings Inc. 2020 Equity Incentive Plan (the “2020 EIP”) and (ii) 1,626,932 shares of Common Stock issuable pursuant to the BTRS Holdings Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-254301) was filed with the Commission on March 15, 2021 (the “Prior Registration Statement”). Accordingly, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2020 EIP and 2020 ESPP, which provide that the total number of shares subject to such plan may be increased each year pursuant to a specified formula.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Commission. The following documents filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 9, 2022;

(b)   The Registrant’s Current Report on Form 8-K filed with the Commission on February 16, 2022; and

(c)   The description of the Common Stock contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 9, 2022, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description
4.1
Second Amended and Restated Certificate of Incorporation of the Registrant, dated January 12, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on January 14, 2021).

4.2	Amended and Restated Bylaws of the Registrant, dated January 12, 2021 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on January 14, 2021).
4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on January 14, 2021).
5.1*	Opinion of Cooley LLP
23.1*	Consent of BDO USA, LLP, An Independent Registered Public Accounting Firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference).
24.1*	Power of Attorney (included on signature page).
99.1	BTRS Holdings Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on January 14, 2021).
99.2	BTRS Holdings Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on January 14, 2021).
99.3
Forms of Stock Option Grant Notice and Stock Option Agreement under the BTRS Holdings Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-8 filed by the Registrant on March 15, 2021).

99.4
Forms of RSU Award Grant Notice and RSU Award Agreement under the BTRS Holdings Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form S-8 filed by the Registrant on March 15, 2021).

107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on March 30, 2022.

BTRS HOLDINGS INC.

By:	/s/ Flint A. Lane
Flint A. Lane
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Flint A. Lane and Mark Shifke, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Flint A. Lane	Chief Executive Officer and Chairman of the Board of Directors	March 30, 2022
Flint A. Lane	(Principal Executive Officer)

/s/ Mark Shifke	Chief Financial Officer	March 30, 2022
Mark Shifke	(Principal Financial Officer)

/s/ Andrew Herning	Chief Accounting Officer	March 30, 2022
Andrew Herning	(Principal Accounting Officer)

/s/ Charles Bernicker	Director	March 30, 2022
Charles Bernicker

/s/ Clare Hart	Director	March 30, 2022
Clare Hart

/s/ Robert Farrell	Director	March 30, 2022
Robert Farrell

/s/ Lawrence Irving	Director	March 30, 2022
Lawrence Irving

/s/ Matt Harris	Director	March 30, 2022
Matt Harris

/s/ Juli Spottiswood	Director	March 30, 2022
Juli Spottiswood

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